Exhibit 99.1

PBF Logistics LP Announces Pricing of Upsized Offering of $175 Million

of Additional 6.875% Senior Notes due 2023

PARSIPPANY, NJ - October 3, 2017 – PBF Logistics LP (the “Partnership”) (NYSE:PBFX) announced today the pricing of $175 million in aggregate principal amount of additional 6.875% Senior Notes due 2023 (the “notes”). This represents an increase of $25 million over the aggregate principal amount previously announced. The notes will be issued to the public at an offering price of 102% of the principal amount thereof, plus accrued interest from May 15, 2017. The Partnership anticipates that consummation of the offering will occur on October 6, 2017 and intends to use the net proceeds from the offering to repay a portion of the indebtedness outstanding under its revolving credit facility and for general partnership purposes.

The notes will be issued as additional notes under the indenture governing the Partnership’s 6.875% Senior Notes due 2023 that were issued on May 12, 2015 (the “existing notes”). The notes will be treated as a single series with the existing notes and will have the same terms as those of the existing notes, except that (i) the notes will be subject to a separate registration rights agreement and (ii) the notes will be issued initially under CUSIP numbers different from the existing notes. Holders who exchange their notes in a future registered exchange offer will receive registered notes that are expected to share a single CUSIP number with the existing notes and it is expected that such notes and the existing notes will thereafter be fungible.

The notes to be offered and sold have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, the notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The notes purchased by the initial purchasers will be offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such states.

Cautionary Statement on Forward-Looking Statements

This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by the Partnership and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties, including risks relating to the securities markets generally, the impact of adverse market conditions impacting the Partnership’s logistics and other assets and other risks inherent in the Partnership’s business. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see the Partnership’s filings with the SEC including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. The Partnership assumes no responsibility or obligation to update forward-looking statements except as may be required by law.

PBF Logistics LP

PBF Logistics LP, headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy Inc. to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

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Contacts:

Colin Murray (investors)

ir@pbfenergy.com

Tel: 973.455.7578

Michael C. Karlovich (media)

mediarelations@pbfenergy.com

Tel: 973.455.8994